EXHIBIT 99.1

SCIVANTA MEDICAL CORPORATION ANNOUNCES NEW BOARD MEMBERS

Lawrence M. Levy and Anthony Giordano, III have joined the Company’s Board of Directors

Scivanta Medical Corporation (OTC: SCVM.PK) announced today that Lawrence M. Levy and Anthony Giordano, III have joined its Board of Directors. Messrs. Levy and Giordano will join current Board members Richard E. Otto, David R. LaVance and Thomas S. Gifford.

Mr. Levy has been Senior Counsel at Brown Rudnick Berlack Israels LLP, an international law firm, since February 2005 and, for more than 30 years before that, had been a Partner at Brown Rudnick, specializing in corporate and securities law. Mr. Levy is also a member of the Boards of Directors of Hologic, Inc. (NASDAQ: HOLX), a medical device company specializing in digital imaging, Option N.V. of Belgium, a broadband wireless company specializing in data cards, embedded wireless modules, fixed mobile devices and related software and the Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a L.L.B. from Harvard Law School.

Mr. Giordano has served as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp (formerly Monmouth Community Bancorp), since January 1, 2005.  Prior to the consummation of the combination of Monmouth Community Bancorp and Allaire Community Bank on January 1, 2005, he served as an Executive Vice President and the Chief Financial Officer, Treasurer and Secretary of Monmouth Community Bancorp and its bank subsidiary, Monmouth Community Bank, N.A.  Prior to joining Monmouth Community Bank, N.A. in May 1998, Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996.  From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst.  Mr. Giordano received a M.B.A degree from Monmouth University in 1992 and a B.S. degree in finance from Kean University in 1987.

David LaVance, Chief Executive Officer of Scivanta Medical Corporation, commented that: “The wealth of business and public reporting experience that our new board members have will be instrumental to us as we implement our strategic growth plan of acquiring and developing medical technologies and products that offer advantages over available medical procedures and treatments. I believe that the fresh insight these gentlemen offer will allow us to better position our company to pursue the development of the Hickey Cardiac Monitoring System and to pursue new opportunities that may be available to us.”

About Scivanta Medical Corporation

Scivanta Medical Corporation is focused on acquiring and developing medical technologies and products which offer advantages over available medical procedures and treatments. The company has acquired the exclusive worldwide rights to develop, make and sell certain proprietary technologies known as the Hickey Cardiac Monitoring System (the “HCMS), a minimally invasive two-balloon esophageal catheter system used to monitor cardiac performance. The HCMS is expected to provide the primary measurements of cardiac performance in a minimally invasive and cost-effective manner and is designed to be used outside of an intensive care setting. As Scivanta Medical Corporation develops the HCMS, it expects to continue to review for acquisition other medical technologies and products that are sold, or capable of being sold, in a specialty or niche market.

Forward-Looking Statements

Statements about the Scivanta Medical Corporation's future expectations and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which Scivanta Medical Corporation may participate; competition within Scivanta Medical Corporation’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by Scivanta Medical Corporation to successfully develop or acquire products and form new business relationships. Scivanta Medical Corporation intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Scivanta Medical Corporation's actual results could differ materially from expected results.

Contact:

Scivanta Medical Corporation
Tom Gifford, Chief Financial Officer
Tel.: (732) 282-1620 x15
Fax: (732) 282-1621

The Investor Relations Group
Investor Relations
James Carbonara/Dan Berg, 212-825-3210
Media Relations
Bill Douglass/Rachel Anscher, 212-825-3210